EXHIBIT 99.1




For Immediate Release                                  Contact:   Oscar Smith
                                                                  Gene Bertcher
                                                                  (972) 407-8400


                       CABELTEL INTERNATIONAL CORPORATION
                           ANNOUNCES QUARTERLY RESULTS

Dallas (November 15, 2006) - CabelTel International Corporation (AMEX: GBR) today announced a net loss of $128,000 or 13(cent) per share for the three months ended September 30, 2006 compared to a loss of $419,000 or 30(cent) per share for the same period in 2005. For the nine months ended September 30, 2006 the Company reported earnings of $1.1 million or $1.11 per share compared to a loss of $591,000 or 60(cent) per share for the same period in 2005.

Key items for the nine months ended September 30, 2006 compared to the same period in 2005 were:

     |X| For the three and nine months ended September 30, 2006, the Company recorded revenues of $1.1 million and $3.3 million for its real estate operations, as compared to $969,000 and $3,205,000 for the three and nine months ended September 30, 2005. The Company's retirement property is fully occupied and it is anticipated that it will remain so during 2006. The Company's retail shopping mall is approximately 60% occupied at September 30, 2006. The increase in revenue in 2006, as compared to 2005, is partially due to rent increases at the retirement property. In addition the Company received fees of $37,500 of $112,500 for the three and nine months ended September 30, 2006 from a related party for providing accounting services.

     |X| For the three and nine months ended September 30, 2006, real estate operating expenses were $794,000 and $2.4 million, as compared to $800,000 and $2.3 million for the three and nine months ended September 30, 2005. The increase for the nine months ended September 30, 2006 was due to operating costs that include promotional expenses for the Gainesville Outlet Mall.

     |X| For the three and nine months ended September 30, 2006, interest income was $95,000 and $417,000, as compared to $22,000 and $90,000 for the three and nine months ended September 30, 2005. During the first quarter of 2006 the Company recorded $306,000 of interest income from loans made to CabelTEL AD in Bulgaria.

     |X| Interest expense was $200,000 and $815,000 for the three months and nine months ended September 30, 2006, as compared to $151,000 and $419,000 for the three months and nine months ended September 30, 2005. During the first quarter of 2006 the Company recorded $306,000 of interest expense from loans made for the purpose of advancing funds to CabelTEL AD in Bulgaria.

     |X| Gain on the sale of assets was $418,000 for the nine months ended September 30, 2006. On June 30, 2006 the Company sold Gaywood Oil and Gas.

     |X| Other income was $115,000 and $1.7 million for the three and nine months ended September 30, 2006 as compared to $27,000 and $77,000 for the three months and nine months ended September 30, 2005. The income in 2006 was due almost entirely to the company's rescinding it's acquisition of CableTEL AD and recording a break up fee of $1,500,000 net of expenses.


     CabelTel International Corporation operates one retirement community in King City, Oregon, with a capacity of 114 residents and owns and operates an outlet mall with approximately 315,000 square feet of retail space available for lease in Gainesville, Texas.



                                      ####


                       CabelTel International Corporation
                           Consolidated Balance Sheets
                             (Amounts in thousands)

                                                      September 30,    December 31,
Assets                                                     2006            2005
                                                       (Unaudited)
                                                      -------------   -------------
Current assets
   Cash and cash equivalents                          $         186   $         650
   Accounts receivable - trade                                  107             339
   Notes receivable - related party                           1,377            --
   Note receivable                                             --               306
   Other current assets                                         247             179
                                                      -------------   -------------

            Total current assets                              1,917           1,474

Notes receivable net of deferred income                       1,809             309

Property and equipment, at cost
   Land and improvements                                      2,232           2,232
   Buildings and improvements                                 5,298           5,298
   Equipment and furnishings                                    310             292
   Proven oil and gas properties (full cost method)            --             1,401
                                                      -------------   -------------
                                                              7,840           9,223
             Less accumulated depreciation and
                     depletion                                  897             963
                                                      -------------   -------------
                                                              6,943           8,260

Deferred tax asset                                              831           1,161

Due from CableTEL AD - related party                           --             8,004

Deposits                                                        229             129

Other assets                                                    747             743
                                                      -------------   -------------

                                                      $      12,476   $      20,080
                                                      =============   =============

                       CabelTel International Corporation
                     Consolidated Balance Sheets - Continued
                  (Amounts in thousands, except share amounts)

                                                 September 30,     December 31,
Liabilities and Stockholders' equity                  2006             2005
                                                  (Unaudited)
                                                 -------------    -------------

Current liabilities
   Current maturities of long-term debt          $       2,389    $       2,383
   Accounts payable - trade                                477              842
   Accrued expenses                                      1,218            1,236
   Other current liabilities                               237              371
                                                 -------------    -------------

            Total current liabilities                    4,321            4,832

Long-term debt                                           6,112           13,560

Other long-term liabilities                                199              936
                                                 -------------    -------------

            Total liabilities                           10,632           19,328

Stockholders' equity
   Preferred stock, Series B                                 1                1
   Preferred stock, Series J 2%                           --              3,150
   Preferred stock, Series J 2% contra equity             --             (3,150)
   Common stock $.01 par value; authorized,
            4,000,000 shares; 977,000 shares
            issued and outstanding                          10               10
   Additional paid-in capital                           55,966           55,966
   Accumulated deficit                                 (54,133)         (55,225)
                                                 -------------    -------------

                                                         1,844              752
                                                 -------------    -------------

                                                 $      12,476    $      20,080
                                                 =============    =============


                       CabelTel International Corporation
                      Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)


                                            For The Three Month        For The Nine Month
                                               Period Ended                Period Ended
                                               September 30,               September 30,
                                            2006          2005          2006          2005
                                         ----------    ----------    ----------    ----------
                                               (Unaudited)                 (Unaudited)

Revenue
   Real estate operations                     1,091    $      969    $    3,313    $    3,205
                                         ----------    ----------    ----------    ----------

Operating expenses
   Real estate operations                       794           800         2,355         2,257
   Lease expense                                233           230           707           692
   Corporate general and
      administrative                            202           256           765           787
                                         ----------    ----------    ----------    ----------
                                              1,229         1,286         3,827         3,736
                                         ----------    ----------    ----------    ----------

   Operating earnings (loss)                   (138)         (317)         (514)         (531)

Other income (expense)
   Interest income                               95            22           417            90
   Interest expense                            (200)         (151)         (815)         (419)
   Net loss on sale of assets
                                               --            --            --             (36)
   Other                                        115            27         1,648            77
                                         ----------    ----------    ----------    ----------
                                                 10          (102)        1,250          (288)
                                         ----------    ----------    ----------    ----------

   Earnings from continuing
      operations                               (128)         (419)          736          (819)
   Provision for income taxes                  --            --             330          --
                                         ----------    ----------    ----------    ----------
   Net income (loss) from
      continuing operations                    (128)         (419)          406          (819)

Discontinued operations
   Gain from operations                        --             125           268           310
   Gain from sale of assets                    --            --             418           (82)
                                         ----------    ----------    ----------    ----------
   Net gain on discontinued
      operations                               --             125           686           228
                                         ----------    ----------    ----------    ----------

Net income (loss) applicable to
      common shares                            (128)         (294)        1,092          (591)
                                         ==========    ==========    ==========    ==========

Net earnings (loss) per common share -
   basic and diluted
   Continuing operations                 $    (0.13)   $    (0.43)   $     0.40    $    (0.84)
   Discontinued operations                     --            0.13          0.71          0.24
                                         ----------    ----------    ----------    ----------
   Net income (loss) per share           $    (0.13)   $    (0.30)   $     1.11    $    (0.60)
                                         ----------    ----------    ----------    ----------

Weighted average of common and
   equivalent shares outstanding -
   basic and diluted                            977           977           977           977